EXHIBIT (J)

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 86 to the Registration Statement (1933 Act File No. 33-572) of Eaton Vance Municipals Trust on Form N-1A of our reports each dated September 7, 2001 for the Eaton Vance Arizona Municipals Fund, Eaton Vance Colorado Municipals Fund, Eaton Vance Connecticut Municipals Fund, Eaton Vance Michigan Municipals Fund, Eaton Vance Minnesota Municipals Fund, Eaton Vance New Jersey Municipals Fund and Eaton Vance Pennsylvania Municipals Fund (the "Funds") and the Arizona Municipals Portfolio, Colorado Municipals Portfolio, Connecticut Municipals Portfolio, Michigan Municipals Portfolio, Minnesota Municipals Portfolio, New Jersey Municipals Portfolio and Pennsylvania Municipals Portfolio for the year ended July 31, 2001 included in the Annual Report to Shareholders of the Funds.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information.


                                     /s/ Deloitte & Touche LLP
                                     DELOITTE & TOUCHE LLP
November 23, 2001
Boston, Massachusetts